UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004

HUMAN GENOME SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-022962 (Commission File Number)	22-3178468 (IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland 20850-7464
(Address of principal executive offices)                     (ZIP Code)

Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02.  Results of Operations and Financial Condition.

     On October 26, 2004, Human Genome Sciences, Inc. (the “Company”) issued a press release announcing its financial results for the three months and nine months ended September 30, 2004. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information in this section of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 8 — Other Events

Item 8.01.  Other Events.

     On October 26, 2004, the Company announced a license agreement with GlaxoSmithKline (“GSK”) under which GSK has acquired exclusive worldwide rights to develop and commercialize Albugon™, a drug currently in late-stage preclinical development by the Company for potential use in the treatment of diabetes. A copy of the press release announcing the license agreement with GSK is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

     Under the agreement, which is subject to expiration of the waiting period under the Hart-Scott-Rodino Act, GSK has acquired exclusive worldwide rights to Albugon for all human therapeutic and prophylactic applications. The Company will receive an upfront fee and will be entitled to clinical development and commercial milestone payments that could amount to as much as $183 million, and additional milestones for other indications developed. The Company will also be entitled to royalties on the annual net sales of any products developed and commercialized under the agreement. The Company will be responsible for the manufacture of Albugon for Phase 1 and 2 clinical trials.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

     99.1      Press Release dated October 26, 2004.

     99.2      Press Release dated October 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.

/s/ James H. Davis, Ph.D.

Name: Title:	James H. Davis, Ph.D. Executive Vice President, General Counsel and Secretary

Date: October 26, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated October 26, 2004.
Exhibit 99.2	Press Release dated October 26, 2004.